Exhibit 10.7

STATE STREET CORPORATION
2006 EQUITY INCENTIVE PLAN
as Amended and Restated (2012)

1.DEFINED TERMS; EFFECTIVE DATE
Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms. The Plan shall take effect on the Effective Date.

2.PURPOSE
The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based Awards.

3.ADMINISTRATION
The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan, determine eligibility for and grant or cancel Awards; determine, modify or waive the terms and conditions, size, or type of any Award, prescribe forms, rules and procedures, and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.
4.LIMITS ON AWARDS UNDER THE PLAN
(a)Number of Shares. The number of shares of Stock available for delivery in satisfaction of Awards under the Plan shall be determined in accordance with this Section 4(a).
(1) Subject to Section 7(b), the maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan shall be 52,500,000 plus the number (not to exceed 8,000,000) of unused Prior Plan shares. For purposes of the preceding sentence, shares of Stock shall be unused Prior Plan shares (i) if they were subject to awards under the Prior Plan, other than restricted stock awards, that were outstanding on the day preceding the Effective Date to the extent such Prior Plan awards are exercised or are satisfied, or terminate or expire, on or after the Effective Date without the delivery of such shares, or (ii) if they were outstanding on the day preceding the Effective Date as restricted stock awards under the Prior Plan and are thereafter forfeited. The number of shares of Stock delivered in satisfaction of an Award shall be, for purposes of the first sentence of this Section 4(a)(1), the number of shares of Stock subject to the Award reduced by the number of shares of Stock (a) withheld by the Company in payment of the exercise price of the Award or in satisfaction of tax withholding requirements with respect to the Award, or (b) awarded under the Plan as Restricted Stock but thereafter forfeited, or (c) made subject to an Award that is exercised or satisfied, or that terminates or expires, without the delivery of such shares.
(2) To the extent consistent with the requirements of Section 422 and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.

(b)Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.
(c)Section 162(m) Limits. Subject to Section 7(b), the maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year shall each be 2,000,000, and the maximum number of shares subject to other Awards granted to any person in any calendar year shall be 2,000,000 shares. The provisions of this Section 4(c) shall be construed in a manner consistent with Section 162(m).

5.ELIGIBILITY AND PARTICIPATION
The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company or its Subsidiaries who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Subsidiaries. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.
6.RULES APPLICABLE TO AWARDS
(a)All Awards
(1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting any Award granted hereunder, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.
(2) Term of Plan. No Awards may be made after May 15, 2022, but previously granted Awards may continue beyond that date in accordance with their terms.
(3) Transferability. Neither ISOs nor, except for gratuitous transfers (i.e., transfers for no consideration) to the extent permitted by the Administrator, other Awards may be transferred other than by will or the laws of descent and distribution, and during a Participant's lifetime ISOs (and, except as the Administrator otherwise expressly provides, other non-transferable Awards requiring exercise) may be exercised only by the Participant.
(4) Vesting, Etc. The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply: immediately upon the cessation of the Participant's Employment, each Award requiring exercise that is then held by the Participant or by the Participant's permitted transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant's permitted transferees, if any, to the extent not already vested will be forfeited, except that:
(A) subject to (B) and (C) below, all Stock Options and SARs held by the Participant or the Participant's permitted transferees, if any, immediately prior to the cessation of the Participant's Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate;
(B) all Stock Options and SARs held by a Participant or the Participant's permitted transferees, if any, immediately prior to the Participant's death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the

Participant's death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate; and
(C) all Stock Options and SARs held by a Participant or the Participant's permitted transferees, if any, immediately prior to the cessation of the Participant's Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award.
(5) Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).
(6) Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A to the extent applicable.
(7) Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Subsidiaries, or any rights as a shareholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or Subsidiary to the Participant.
(8) Section 162(m). This Section 6(a)(8) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR. In the case of any Performance Award to which this Section 6(a)(8) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. No Performance Award to which this Section 6(a)(8) applies may be granted after the first meeting of the shareholders of the Company held in 2017 until the listed performance measures set forth in the definition of “Performance Criteria” (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the shareholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

(b)Awards Requiring Exercise
(1) Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.
(2) Section 409A Exemption. Except as the Administrator otherwise determines, no Award requiring exercise shall have deferral features, or shall be administered in a manner, that would cause such Award to fail to qualify for exemption from Section 409A.
(3) Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise shall be 100% of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. No such Award, once granted, may be repriced other than in accordance with the applicable shareholder approval requirements of the New York Stock Exchange. Fair market value shall be determined by the Administrator consistent with the requirements of Section 422 and Section 409A.
(4) Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) through a broker-assisted exercise program acceptable to the Administrator, (iii) by other means acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under Section 6(b)(3)(i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(c)Awards Not Requiring Exercise
Restricted Stock and Unrestricted Stock, whether delivered outright or under Awards of Stock Units or other Awards that do not require exercise, may be made in exchange for such lawful consideration, including services, as the Administrator determines. Any Award resulting in a deferral of compensation subject to Section 409A shall be construed to the maximum extent possible, as determined by the Administrator, consistent with the requirements of Section 409A.

7.	EFFECT OF CERTAIN TRANSACTIONS
(a)Mergers, etc. Except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction:
(1) Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.
(2) Cash-Out of Awards. If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards, equal in the case of each affected Award to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award, over (B) the aggregate exercise or purchase price, if any, under the Award (in the case of an SAR, the aggregate base price above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.
(3) Acceleration of Certain Awards. If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, each Award requiring exercise will become fully exercisable, and the delivery of shares of Stock deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated and such shares will be delivered, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a shareholder in the Covered Transaction.
(4) Termination of Awards Upon Consummation of Covered Transaction. Each Award (unless assumed pursuant to Section 7(a)(1) above), other than outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Stock, subject to Section 7(a)(5)

below), will terminate upon consummation of the Covered Transaction.
(5) Additional Limitations. Any share of Stock delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject. In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b)Change in and Distributions With Respect to Stock; Other Adjustments
(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company's capital structure, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.
(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to shareholders other than those provided for in Section 7(a) and 7(b)(1), material changes in law or accounting practices, principles, or interpretations, mergers, consolidations, acquisitions, dispositions, or similar corporate transactions, or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and the performance-based compensation rules of Section 162(m), where applicable.
(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.
(c)Change in Control Provisions. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control:
(1)    Acceleration of Stock Options and SARs; Effect on Other Awards. All Stock Options and SARs outstanding as of the date such Change of Control is determined to have occurred and which are not then exercisable shall (prior to application of the provisions of Section 7(a), above, in the case of a Change of Control that also constitutes a Covered Transaction) become exercisable to the full extent of the original grant, all shares of Restricted Stock which are not otherwise vested shall vest, and holders of Performance Awards granted hereunder as to which the relevant performance period has not ended as of the date such Change of Control is determined to have occurred shall be entitled at the time of such Change of Control to receive a cash-out with respect to each Performance Award in the amount and in a form described in Section 7(a)(2).

(2)    Restriction on Application of Plan Provisions Applicable in the Event of Termination of Employment. After a Change of Control, Stock Options and SARs granted under Section 7(a)(1) as substitution for existing Awards shall remain exercisable following a termination of employment or other service relationship (other than termination by reason of death, disability (as determined by the Company) or retirement (as defined in the Award)) for the lesser of (i) a period of seven (7) months, or (ii) the period ending on the latest date on which such Stock Option or SAR could otherwise have been exercised.

(3)    Restriction on Amendment. In connection with or following a Change of Control, neither the Committee nor the Board may impose additional conditions upon exercise or otherwise amend or restrict any Award, or amend the terms of the Plan in any manner adverse to the holder thereof, without the written consent of such holder.

(d)    Section 409A. Notwithstanding the foregoing provisions of this Section 7, Awards subject to and intended to satisfy the requirements of Section 409A shall be construed and administered consistent with such intent.
8.LEGAL CONDITIONS ON DELIVERY OF STOCK
The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.AMENDMENT AND TERMINATION
The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant's consent, alter the terms of an Award so as to affect materially and adversely the Participant's rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the Plan shall be conditioned upon shareholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10.OTHER COMPENSATION ARRANGEMENTS
The existence of the Plan or the grant of any Award will not in any way affect the Company's right to award a person bonuses or other compensation in addition to Awards under the Plan.

11.MISCELLANEOUS
(a)    Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.
(b)    Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company nor the Administrator, nor any person acting on behalf of the Company or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code; provided, that nothing in this Section 11(b) shall limit the ability of the Administrator or the Company to provide by express agreement with a Participant for a gross-up payment or other payment in connection with any such tax or additional tax.
(c)    Special Terms for Non-U.S. Participants.  The Administrator may establish special rules under the Plan (which may be, but need not be, consistent with the rules applicable to Participants and Awards generally) for Awards to Participants who are or are expected to be employed by or otherwise providing services outside the United States or to a non-U.S. Subsidiary, provided, that no such rules shall be established without the approval of the shareholders of the Company to the extent they would be ineffective without such shareholder approval if accomplished as an amendment to the Plan pursuant to Section 9.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Executive Compensation Committee or, if the Board so determines, another committee of the Board, except that the Executive Compensation Committee or such other committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power and authority to grant or to allocate, consistent with the requirements of Chapter 156D of the Massachusetts General Laws and subject to such limitations as the Executive Compensation Committee or such other committee may impose, Awards among such persons (other than officers of the Company) eligible to receive Awards under the Plan as such delegated officer or officers determine consistent with such delegation; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation. If the Executive Compensation Committee or such other committee includes members who are not “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or “outside directors” within the meaning of paragraph (4)(c)(i) of Section 162(m), it shall act and shall be deemed to have acted, in any case where it would be required to do so with respect to Awards to directors or executive officers of the Company to ensure exemption under Rule 16b-3 or Section 162(m), through a subcommittee consisting solely of its non-employee and outside director members.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Awards (other than Awards described in (i) through (vi) above) that are convertible into or otherwise based on Stock.

“Board”: The Board of Directors of the Company.

“Change in Control”: Any of the following:
(1)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (x) the then outstanding shares of Stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following acquisitions of Outstanding Company Common Stock and Outstanding Company Voting Securities: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this definition; or

(2)    Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to such effective date, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(3)    Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination"); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4)    The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; provided, that, to the extent necessary to ensure compliance with the requirements of Section 409A, where applicable, an event described above shall be treated as a Change in Control only if it also constitutes or results in a change in ownership or control of the Company, or a change in ownership of assets of the Company, described in Section 409A.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect. Any reference to a provision of the Code shall include, as determined by the Administrator, a reference to applicable regulations and Internal Revenue Service guidance with respect to such provision.

“Company”: State Street Corporation.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company's then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company's assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

“Effective Date”: The date on which the shareholders of the Company approve the Plan.

“Employee”: Any person who is employed by the Company or a Subsidiary.

“Employment”: A Participant's employment or other service relationship with the Company and its Subsidiaries. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Subsidiaries. If a Participant's employment or other service relationship is with a Subsidiary and that entity ceases to be a Subsidiary, the Participant's Employment will be deemed to have terminated when the entity ceases to be a Subsidiary unless the Participant transfers Employment to the Company or its remaining Subsidiaries.

“Executive Compensation Committee”: The Executive Compensation Committee of the Board.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO. No ISO shall be exercisable beyond ten years from the date of grant.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenue; assets; expenses; expense control; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; capital or capital ratios; one or more operating ratios; operating leverage; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; shareholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions, changes in accounting principles or interpretations, impairment charges) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”: The State Street Corporation 2006 Equity Incentive Plan as from time to time amended and in effect.

“Prior Plan”: The State Street Corporation 1997 Equity Incentive Plan as amended and in effect prior to the Effective Date.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the fair market value of such shares at the date of grant.

“Section 409A”: Section 409A of the Code.

“Section 422”: Section 422 of the Code.

“Section 162(m)”: Section 162(m) of the Code.

“Stock”: The Common Stock of the Company, par value $1 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Subsidiary”: Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) or Section 414(c) of the Code, except that in determining eligibility for the grant of a Stock

Option or SAR by reason of service for a Subsidiary, Sections 414(b) and 414(c) of the Code shall be applied by substituting “at least 50%” for “at least 80%” under Section 1563(a)(1), (2) and (3) of the Code and Treas. Regs. § 1.414(c)-2; provided, that to the extent permitted under Section 409A, “at least 20%” shall be used in lieu of “at least 50%”; and further provided, that the lower ownership threshold described in this definition (50% or 20% as the case may be) shall apply only if the same definition of affiliation is used consistently with respect to all compensatory stock options or stock awards (whether under the Plan or another plan). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A) apply. Notwithstanding the foregoing provisions of this definition, except as otherwise determined by the Administrator a corporation or other entity shall be treated as a Subsidiary only if its employees would be treated as employees of the Company for purposes of the rules promulgated under the Securities Act of 1933, as amended, with respect to the use of Form S-8.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

STATE STREET CORPORATION
2006 EQUITY INCENTIVE PLAN

1.    2012 Deferred Stock Award Agreement

Subject to your acceptance of the terms set forth in this agreement (the “Agreement”), State Street Corporation (the “Company”) has awarded you a contingent right to receive the number of shares of Stock (the “Deferred Shares”) (the “Award”) detailed in your Award information on the website maintained by the Equity Administrator (Fidelity or another third party designated by the Company) (the “Statement”) and pursuant to the State Street Corporation 2006 Equity Incentive Plan, as amended (the “Plan”) and the terms set forth below. A copy of the Plan document and the Company's U.S. Prospectus are located on this website for your reference. The provisions of the Plan are incorporated herein by reference, and all terms used herein shall have the meaning given to them in the Plan, except as otherwise expressly provided herein. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control.
The terms of your Award, are as follows:

2.	Grant of Deferred Stock Award.
To be entitled to any payment under the Award, you must accept your Award and in so doing agree to comply with the terms and conditions of this Agreement and Appendix A (which is incorporated into, and forms a part of, this Agreement). Failure to accept the Award within 120 days following the posting of this Agreement on the Equity Administrator website will result in forfeiture of the Award1. For purposes of clarity the 120 day period shall run from date of delivery of your Statement. Should the end of this period fall on a non-business day this period shall extend until the next succeeding business day. Subject to paragraphs 4 and 5 and this paragraph 1, your right to receive shares of Stock shall vest according to the vesting schedule detailed in your Statement. The term “vest” as used herein means the lapsing of the restrictions described herein and in the Plan with respect to one or more shares of Stock. To vest in all or any portion of this Award as of any date, you must have been continuously employed with the Company or any Subsidiary from and after the date hereof and until (and including) the applicable vesting date, except as otherwise provided herein.

3.	Form of Payment; Shareholder Rights.
Shares of Stock will be issued and transferred to you, pursuant to the vesting schedule in your Statement, only if and when all requirements of this Agreement have been satisfied. Prior to that time you will have no rights as a shareholder with respect to the Deferred Shares. Without limiting the foregoing, you will have no right to receive dividends or amounts in lieu of dividends with respect to the Deferred Shares and no right to vote the Deferred Shares. The Company's obligation to issue and transfer Stock in the future pursuant to the Agreement is an unsecured and unfunded contractual obligation.

4.	Payment of Stock.
Upon your becoming vested, the Company will issue and transfer to you, upon but no later than 60 days following such vesting dates, the number of shares of Stock specified.

5.	Termination of Employment.
(a)In the event you cease to be employed by the Company and its Subsidiaries due to Circumstances of Forfeiture, you will immediately forfeit any and all rights to receive shares of Stock under this Agreement, less any shares that have previously vested.
(b)If your employment terminates by reason of Retirement, Disability or for reasons other than for Circumstances of Forfeiture, your unvested right to receive shares of Stock shall continue to vest in accordance with the vesting schedule detailed in your Statement and subject to the restrictions in Appendix A.
(c)For purposes hereof:
(i)“Circumstances of Forfeiture” means the termination of your employment with the Company and its Subsidiaries either (A) voluntarily (other than Retirement) or (B) involuntarily for reasons determined by the Company in its sole and exclusive discretion to constitute “gross misconduct” (including while you are Retirement eligible).
(ii)“Retirement” means your attainment of age 55 and completion of 5 years of service with the Company and its Subsidiaries.
(iii)“Disability” means (A) your inability to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in your death or can be expected to last for a continuous period of not less than 12 months (an “impairment”) or (B) if you, as a result of the impairment described in subparagraph (A), receive income replacement benefits for a period of not less than 3 months under a plan of the Company or a Subsidiary.

6.	Acceleration of Award.
(a)If you die while employed by the Company or its Subsidiaries, or in the event that you die after your employment has terminated for a reason permitting continued vesting pursuant to subparagraph 4(b) above, the Award shall become fully vested on the date of your death and the Company will issue and deliver to your beneficiary (designated in accordance with the terms of the Plan) within 60 days of your death any shares under this Award that you had not otherwise had a right to receive prior to your death.
(b)In the event that a Change in Control as defined in the Plan (and provided that such Change in Control constitutes a “change in control event” as that term is defined under Section 409A of the Internal Revenue Code of 1986, as amended, (the “Code”) and Treasury Regulations 1.409A-3(i)(5)) occurs prior to the full settlement of your Award, the Award shall become fully vested on the date of such Change in Control and the Company will promptly issue and deliver to you within 30 days of such Change in Control any shares under this Award that you had not otherwise had a right to receive prior to such Change in Control.

7.	Withholding.
Regardless of any action the Company or the Subsidiary that employs you (the “Employer”) takes with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account of other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility. Furthermore, the Company and/or your Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant of the Award, the vesting of the Award and the issuance of shares of Stock in settlement, the subsequent sale of any shares of Stock acquired upon vesting and the receipt of any dividends and/or dividend equivalents; and (b) do not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items.
Prior to the delivery of the Stock upon the vesting of the Award, if any taxing jurisdiction requires withholding of Tax-Related Items, the Company may withhold a sufficient number of whole shares of Stock otherwise issuable upon the vesting of the Award that have an aggregate fair market value sufficient to pay the minimum Tax-Related Items required to be withheld with respect to the Award; provided, however, that the total tax withholding cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The cash equivalent of the shares of Stock withheld will be used to settle the obligation to withhold the Tax-Related Items (determined in the Company's reasonable discretion).

No fractional shares of Stock will be withheld or issued pursuant to the grant of the Deferred Shares and the issuance of Stock hereunder. Alternatively, the Company and/or your Employer may, in its discretion, withhold any amount necessary to pay the Tax-Related Items from your salary or other amounts payable to you, with no withholding in shares of Stock. In the event the withholding requirements are not satisfied through the withholding of shares of Stock or through your salary or other amounts payable to you, no shares of Stock will be issued upon vesting of the Award unless and until satisfactory arrangements (as determined by the Company or Employer) have been made by you with respect to the payment of any Tax-Related Items which the Company and your Employer determines, in its sole discretion, must be withheld or collected with respect to such Award. By accepting the grant of this Award, you expressly consent to the withholding of shares of Stock and/or cash as provided for hereunder. All other Tax-Related Items related to the Award and any Stock delivered in payment thereof are your sole responsibility.

8.	Changes in Capitalization or Corporate Structure.
The number and kind of Deferred Shares subject to this Award, and the number and kind of shares of Stock to be delivered in satisfaction of the Company's obligations hereunder, shall be subject to adjustment in accordance with Section 7(b) of the Plan.

9.	Employee Rights.
Nothing in this Award shall be construed to guarantee you any right of employment with the Company or any Subsidiary or to limit the discretion of any of them to terminate your employment at any time, with or without cause.

10.	Non-Transferability, Etc.
This Award shall not be transferable other than by will or the laws of descent and distribution. Any attempt by you (or in the case of your death, by your beneficiary) to assign or transfer the Award, either voluntarily or involuntarily, contrary to the provisions hereof, shall be null and void and without effect and shall render the Award itself null and void.

11.	Compliance with Section 409A of the Code.
The provisions of this Award are intended to be exempt from, or compliant with, Section 409A of the Code, and shall be construed and interpreted consistently therewith. Notwithstanding the foregoing, the Company shall have no liability to you or to any other person if the Award is not so exempt or compliant.

12.	Miscellaneous.

(a)	The grant of the Award is a one-time benefit and does not create any contractual or other right to receive an award or benefits in lieu of an award in the future.

(b)
The Company reserves the right to impose other requirements on the Award, any shares of Stock acquired pursuant to the Award, and your participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with applicable laws or regulations or to facilitate the administration of the Plan. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

(c)
Your participation in the Plan is voluntary. The value of the Award is an extraordinary item of compensation, and the Award is not part of your normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments.

(d)
The Company may, in its sole discretion, decide to deliver any documents related to the Award by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company, Equity Administrator or another third party designated by the Company.

(e)
By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Agreement and the Plan, and it shall be deemed to have been accepted by the Company.

(f)
You acknowledge and agree that it is your express intent that this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Award, be drawn up in English. If you have received the Agreement, the Plan or any other documents related to the Award translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

(g)
Notwithstanding any provisions of this Agreement to the contrary, the Award shall be subject to any special terms and conditions for your country of residence (and country of employment, if different), as may be set forth in an applicable Addendum to the Agreement. Further, if you transfer residence and/or employment to another country reflected in an Addendum to the Agreement, the special terms and conditions for such country will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms are necessary or advisable in order to comply with applicable laws or regulations or to facilitate administration of the Plan. Any such Addendum is hereby incorporated into, and forms a part of, this Agreement.

STATE STREET CORPORATION
2006 EQUITY INCENTIVE PLAN

1.    2012 Deferred Stock Award Agreement

Subject to your acceptance of the terms set forth in this agreement (the “Agreement”), State Street Corporation (the “Company”) has awarded you a contingent right to receive the number of shares of Stock (the “Deferred Shares”) (the “Award”) detailed in your Award information on the website maintained by the Equity Administrator (Fidelity or another third party designated by the Company) (the “Statement”) and pursuant to the State Street Corporation 2006 Equity Incentive Plan, as amended (the “Plan”) and the terms set forth below. A copy of the Plan document and the Company's U.S. Prospectus are located on this website for your reference. The provisions of the Plan are incorporated herein by reference, and all terms used herein shall have the meaning given to them in the Plan, except as otherwise expressly provided herein. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control.
The terms of your Award, are as follows:

2.	Grant of Deferred Stock Award.
To be entitled to any payment under the Award, you must accept your Award and in so doing agree to comply with the terms and conditions of this Agreement and Appendix A (which is incorporated into, and forms a part of, this Agreement). Failure to accept the Award within 120 days following the posting of this Agreement on the Equity Administrator website will result in forfeiture of the Award2. For purposes of clarity the 120 day period shall run from date of delivery of your Statement. Should the end of this period fall on a non-business day this period shall extend until the next succeeding business day. Subject to paragraphs 4, 5, 6 and this paragraph 1, your right to receive shares of Stock shall vest according to the vesting schedule detailed in your Statement. The term “vest” as used herein means the lapsing of the restrictions described herein and in the Plan with respect to one or more shares of Stock. To vest in all or any portion of this Award as of any date, you must have been continuously employed with the Company or any Subsidiary from and after the date hereof and until (and including) the applicable vesting date, except as otherwise provided herein.

3.	Form of Payment; Shareholder Rights.
Shares of Stock will be issued and transferred to you, pursuant to the vesting schedule in your Statement, only if and when all requirements of this Agreement have been satisfied. Prior to that time you will have no rights as a shareholder with respect to the Deferred Shares. Without limiting the foregoing, you will have no right to receive dividends or amounts in lieu of dividends with respect to the Deferred Shares and no right to vote the Deferred Shares. The Company's obligation to issue and transfer Stock in the future pursuant to the Agreement is an unsecured and unfunded contractual obligation.

4.	Payment of Stock.
Upon your becoming vested, the Company will issue and transfer to you, upon but no later than 60 days following such vesting dates, the number of shares of Stock specified.

5.	Termination of Employment.
(a)    In the event you cease to be employed by the Company and its Subsidiaries due to Circumstances of Forfeiture, you will immediately forfeit any and all rights to receive shares of Stock under this Agreement, less any shares that have previously vested.
(b)    If your employment terminates by reason of Retirement, Disability or for reasons other than for Circumstances of Forfeiture, your unvested right to receive shares of Stock shall continue to vest in accordance with the vesting schedule detailed in your Statement and subject to the restrictions in Appendix A.
(c)    For purposes hereof:
(i)    “Circumstances of Forfeiture” means the termination of your employment with the Company and its Subsidiaries either (A) voluntarily (other than Retirement) or (B) involuntarily for reasons determined by the Company in its sole and exclusive discretion to constitute “gross misconduct” (including while you are Retirement eligible).
(ii)    “Retirement” means your attainment of age 55 and completion of 5 years of service with the Company and its Subsidiaries.
(iii)    “Disability” means (A) your inability to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in your death or can be expected to last for a continuous period of not less than 12 months (an “impairment”) or (B) if you, as a result of the impairment described in subparagraph (A), receive income replacement benefits for a period of not less than 3 months under a plan of the Company or a Subsidiary.

6.    Malus-Based Forfeiture
Any amount remaining to be paid in respect of the Award may, in the sole discretion of the Administrator, be reduced or cancelled, in the event that it is determined by the Administrator that your actions exposed the Business to inappropriate risk or risks (including where you failed to timely identify, analyze, assess or raise concerns about such risk or risks, where it was reasonable to expect you to do so), and such exposure has resulted or could reasonably be expected to result in a material loss or losses that are or would be substantial in relation to the revenues, capital and overall risk tolerance of the Business. The Business shall mean State Street Corporation, on a consolidated basis, or, to the extent you devote substantially all of your business time to a particular business unit (e.g., GSA, GSI, GA or GM) or business division (e.g., AIS, Securities Lending, etc.), Business shall refer to such business unit or business line.

This section 5 is intended to comply with and meet the requirements of applicable banking regulations and regulatory guidance on incentive compensation, including but not limited to that of the Board of Governors of the United States Federal Reserve System and the United Kingdom Financial Services Authority, and will be interpreted and administered accordingly. In the event that under any of the foregoing banking regulation or regulatory guidance the Administrator is required to reduce or cancel any amount remaining to be paid with respect to any Award, it shall, in its sole discretion, be authorized to do so. For the purposes hereof, in exercising its discretion, the Administrator shall take into account all factors that it deems appropriate or relevant. Furthermore, the Administrator may, in its sole discretion, take any and all actions it deems necessary or appropriate, as permitted by applicable law, to implement the intent of this provision.

7.	Acceleration of Award.
(c)If you die while employed by the Company or its Subsidiaries, or in the event that you die after your employment has terminated for a reason permitting continued vesting pursuant to subparagraph 4(b) above, the Award shall become fully vested on the date of your death and the Company will issue and deliver to your beneficiary (designated in accordance with the terms of the Plan) within 60 days of your death any shares under this Award that you had not otherwise had a right to receive prior to your death.
(d)In the event that a Change in Control as defined in the Plan (and provided that such Change in Control constitutes a “change in control event” as that term is defined under Section 409A of the Internal Revenue Code of 1986, as amended, (the “Code”) and Treasury Regulations 1.409A-3(i)(5)) occurs prior to the full settlement of your Award, the Award shall become fully vested on the date of such Change in Control and the Company will promptly issue and deliver to you within 30 days of such Change in Control any shares under this Award that you had not otherwise had a right to receive prior to such Change in Control.

8.	Withholding.
Regardless of any action the Company or the Subsidiary that employs you (the “Employer”) takes with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account of other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility. Furthermore, the Company and/or your Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant of the Award, the vesting of the Award and the issuance of shares of Stock in settlement, the subsequent sale of any shares of Stock acquired upon vesting and the receipt of any dividends and/or dividend equivalents; and (b) do not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items.
Prior to the delivery of the Stock upon the vesting of the Award, if any taxing jurisdiction requires withholding of Tax-Related Items, the Company may withhold a sufficient number of whole shares of Stock otherwise issuable upon the vesting of the Award that have an aggregate fair market value sufficient to pay the minimum Tax-Related Items required to be withheld with respect to the Award; provided, however, that the total tax withholding cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The cash equivalent of the shares of Stock withheld will be used to settle the obligation to withhold the Tax-Related Items (determined in the Company's reasonable discretion). No fractional shares of Stock will be withheld or issued pursuant to the grant of the Deferred Shares and the issuance of Stock hereunder. Alternatively, the Company and/or your Employer may, in its discretion, withhold any amount necessary to pay the Tax-Related Items from your salary or other amounts payable to you, with no withholding in shares of Stock. In the event the withholding requirements are not satisfied through the withholding of shares of Stock or through your salary or other amounts payable to you, no shares of Stock will be issued upon vesting of the Award unless and until satisfactory arrangements (as determined by the Company or Employer) have been made by you with respect to the payment of any Tax-Related Items which the Company and your Employer determines, in its sole discretion, must be withheld or collected with respect to such Award. By accepting the grant of this Award, you expressly consent to the withholding of shares of Stock and/or cash as provided for hereunder. All other Tax-Related Items related to the Award and any Stock delivered in payment thereof are your sole responsibility.

9.	Changes in Capitalization or Corporate Structure.
The number and kind of Deferred Shares subject to this Award, and the number and kind of shares of Stock to be delivered in satisfaction of the Company's obligations hereunder, shall be subject to adjustment in accordance with Section 7(b) of the Plan.

10.	Employee Rights.
Nothing in this Award shall be construed to guarantee you any right of employment with the Company or any Subsidiary or to limit the discretion of any of them to terminate your employment at any time, with or without cause.

11.	Non-Transferability, Etc.
This Award shall not be transferable other than by will or the laws of descent and distribution. Any attempt by you (or in the case of your death, by your beneficiary) to assign or transfer the Award, either voluntarily or involuntarily, contrary to the provisions hereof, shall be null and void and without effect and shall render the Award itself null and void.

12.	Compliance with Section 409A of the Code.
The provisions of this Award are intended to be exempt from, or compliant with, Section 409A of the Code,

and shall be construed and interpreted consistently therewith. Notwithstanding the foregoing, the Company shall have no liability to you or to any other person if the Award is not so exempt or compliant.

13.	Miscellaneous.

(a)	The grant of the Award is a one-time benefit and does not create any contractual or other right to receive an award or benefits in lieu of an award in the future.

(b)
The Company reserves the right to impose other requirements on the Award, any shares of Stock acquired pursuant to the Award, and your participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with applicable laws or regulations or to facilitate the administration of the Plan. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

(c)
Your participation in the Plan is voluntary. The value of the Award is an extraordinary item of compensation, and the Award is not part of your normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments.

(d)
The Company may, in its sole discretion, decide to deliver any documents related to the Award by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company, Equity Administrator or another third party designated by the Company.

(e)
By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Agreement and the Plan, and it shall be deemed to have been accepted by the Company.

(f)
You acknowledge and agree that it is your express intent that this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Award, be drawn up in English. If you have received the Agreement, the Plan or any other documents related to the Award translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

(g)
Notwithstanding any provisions of this Agreement to the contrary, the Award shall be subject to any special terms and conditions for your country of residence (and country of employment, if different), as may be set forth in an applicable Addendum to the Agreement. Further, if you transfer residence and/or employment to another country reflected in an Addendum to the Agreement, the special terms and conditions for such country will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms are necessary or advisable in order to comply with applicable laws or regulations or to facilitate administration of the Plan. Any such Addendum is hereby incorporated into, and forms a part of this, Agreement.

STATE STREET CORPORATION
2006 Equity Incentive Plan
1.    Restricted Stock Unit Award Agreement with Performance Criteria

Subject to your acceptance of the terms set forth in this agreement (the “Agreement”), State Street Corporation (the “Company”), has awarded you a Restricted Stock Unit Award, under the Company's 2006 Equity Incentive Plan, as amended (the “Plan”), which shall be payable if certain performance and other conditions are satisfied as described below. A copy of the Plan document and the Company's U.S. Prospectus are located on this website for your reference. The provisions of the Plan are incorporated herein by reference, and all terms used herein shall have the meaning given to them in the Plan, except as otherwise expressly provided herein. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control.
2.    Grant of Performance Award.
You have been granted an award (the “Award”) of restricted stock units, as detailed in your Award information on the website maintained by the Equity Administrator (Fidelity or another third party designated by the Company) (the “Statement”) subject to the terms of the Plan and this Agreement. To be entitled to any payment under the Award, you must accept your Award and in so doing agree to comply with the terms and conditions of this Agreement and Appendix A (which is incorporated into, and forms a part of, this Agreement). Failure to accept the Award within 120 days following the posting of this Agreement on the Equity Administrator website will result in forfeiture of the Award. The Award will be payable based in part on performance measures (described below and in Exhibit I) over the calendar year period shown on Exhibit I (the “Performance Period”).
3.    Performance Targets; Administrator Certification.
Whether your Award will be paid and in what amounts will depend on achievement of GAAP return on equity (“ROE”) as described in Exhibit I during the Performance Period and the other terms and conditions as set forth herein.
The specific ROE performance targets for the Performance Period are established and set forth on Exhibit I attached hereto and made a part hereof. Subject to the other terms and conditions of the Award, payment under this Award will only be made if the Administrator certifies, following the close of the Performance Period, that the pre-established threshold performance targets have been exceeded and then only to the extent of the level of performance so certified as having been achieved.
4.    Form of Payment.
Any portion of the Award earned by reason of the Administrator's certification as described above will vest and be payable in shares of the Company's common stock (“Stock”) to you (or your beneficiary, in the case of your death) in four equal annual installments between January 1 and April 30 beginning after the end of the Performance Period and during the same period in the immediately succeeding three calendar years, as shown on Exhibit I. The total number of shares of Stock to be paid will be determined by multiplying the number of units referred to in your Statement by the Total Vesting Percentage. For this purpose, “Total Vesting Percentage” means the vesting percentage achieved for the ROE performance target for the Performance Period, as provided in Exhibit I and certified by the Administrator.
5.    Non - Transferability, Etc.
This Award shall not be transferable otherwise than by will or the laws of descent and distribution. Any attempt by you (or in the case of your death, your beneficiary) to assign or transfer the Award, either voluntarily or involuntarily, contrary to the provisions hereof, shall be null and void and without effect and shall render the Award itself null and void.
6.    Termination of Employment.
(a)No amount shall be paid in respect of the Award in the event that you cease to be employed by the Company and its Subsidiaries due to Circumstances of Forfeiture prior to the date of payment. If your employment with the Company and its Subsidiaries ceases by reason of Retirement, Disability, death, or any reason other than for Circumstances of Forfeiture, then you shall be eligible to receive a payment under this Award subject to the certification of the Administrator in accordance with paragraph 2, and subject to Paragraph 6 and your compliance with Appendix A. Any amount payable pursuant to this paragraph 5 shall be paid in accordance with paragraph 3.

(b)For purposes hereof:
(i)“Retirement” means your attainment of age 55 and completion of 5 years of service with the Company and its Subsidiaries.
(ii)“Disability” means (A) your inability to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in your death or can be expected to last for a continuous period of not less than 12 months (an “impairment”) or (B) if you, as a result of the impairment described in subparagraph (A), receive income replacement benefits for a period of not less than 3 months under a plan of the Company or a Subsidiary.
(iii)“Circumstances of Forfeiture” means the termination of your employment with the Company and its Subsidiaries either (A) voluntarily (other than Retirement) or (B) involuntarily for reasons determined by the Company in its sole and exclusive discretion to constitute “gross misconduct” (including in situation where you are Retirement eligible).

7.    Malus-Based Forfeiture
Any amount remaining to be paid in respect of the Award may, in the sole discretion of the Administrator, be reduced or cancelled, in the event that it is determined by the Administrator that your actions exposed the Business to inappropriate risk or risks (including where you failed to timely identify, analyze, assess or raise concerns about such risk or risks, where it was reasonable to expect you to do so), and such exposure has resulted or could reasonably be expected to result in a material loss or losses that are or would be substantial in relation to the revenues, capital and overall risk tolerance of the Business. The Business shall mean State Street Corporation, on a consolidated basis, or, to the extent you devote substantially all of your business time to a particular business unit (e.g., GSA, GSI, GA or GM) or business division (e.g., AIS, Securities Lending, etc.), Business shall refer to such business unit or business line.

This section 6 is intended to comply with and meet the requirements of applicable banking regulations and regulatory guidance on incentive compensation, including but not limited to that of the Board of Governors of the United States Federal Reserve System and the United Kingdom Financial Services Authority, and will be interpreted and administered accordingly. In the event that under any of the foregoing banking regulation or regulatory guidance the Administrator is required to reduce or cancel any amount remaining to be paid with respect to any Award, it shall, in its sole discretion, be authorized to do so. For the purposes hereof, in exercising its discretion, the Administrator shall take into account all factors that it deems appropriate or relevant. Furthermore, the Administrator may, in its sole discretion, take any and all actions it deems necessary or appropriate, as permitted by applicable law, to implement the intent of this provision.

8.    Acceleration of Performance Award.
Notwithstanding anything in this Agreement to the contrary, in the event of a Change in Control occurring prior to the full settlement of your Award, you shall be entitled within 30 days of such Change in Control to receive a cash payment equal to the adjusted fair market value of a share of the Stock (1) multiplied by the number of units referred to in your Statement, (2) in the case of a Change in Control occurring after the end of the Performance Period, further multiplied by the Total Vesting Percentage, and (3) decreased by the number of units paid in accordance with paragraph 3 prior to the date of such Change in Control; provided, to the extent an Award or any portion thereof constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, that such Change in Control constitutes a “change in control event” as that term is defined under Section 409A of the Internal Revenue Code of 1986, as amended, (the “Code”) and Treasury Regulations 1.409A-3(i)(5). For purposes of the preceding sentence, “adjusted fair market value” shall mean the higher of the (i) the highest average of the reported daily high and low prices per share of the Stock during the 60-day period prior to the first date of actual knowledge by the Board of circumstances that resulted in a Change in Control, and (ii) if the Change in Control is the result of a transaction or series of transactions described in paragraph 1 or 2 of the definition of Change in Control in the Plan, the highest price per share of the Stock paid in such transaction series of transactions (which in the case of a transaction described in paragraph 1 of such definition in the Plan shall be the highest price per share of the Stock as reflected in a Schedule 13D filed by the person having made the acquisition).
9.    Changes in Capitalization or Corporate Structure.
The Award is subject to adjustment pursuant to Section 7(b) of the Plan in the circumstances therein described.
10.    Amendments to Performance Units.
Subject to the specific limitations set forth in the Plan, the Administrator may at any time suspend or terminate any rights or obligations relating to the Award prior to the full settlement of your Award without your consent.
11.    Compliance with Section 162(m).
The Administrator shall exercise its discretion with respect to this Award so as to preserve the deductibility of payments under the Award against disallowance by reason of Section 162(m) of the Code, where applicable.
12.    Shareholder Rights.
You are not entitled to any rights as a shareholder with respect to any shares of Stock subject to the Award until they are transferred to you. Without limiting the foregoing, you will have no right to receive dividends or amounts in lieu of dividends with respect to the shares of Stock subject to the Award nor any right to vote the shares of Stock prior to any shares being transferred to you.
13.    Withholding.
Regardless of any action the Company or the Subsidiary that employs you (the “Employer”) takes with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account of other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility. Furthermore, the Company and/or your Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant of the Award, the vesting of the Award and the issuance of shares of Stock in settlement, the subsequent sale of any shares of Stock acquired upon vesting and the receipt of any dividends and/or dividend equivalents; and (b) do not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items.
Prior to the delivery of any Stock upon the vesting of the Award, if any taxing jurisdiction requires withholding of Tax-Related Items, the Company may withhold a sufficient number of whole shares of Stock otherwise issuable upon the vesting of the Award that have an aggregate fair market value sufficient to pay the minimum Tax-Related Items required to be withheld with respect to the Award; provided, however, that the total tax withholding cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The cash equivalent of the shares of Stock withheld will be used to settle the obligation to withhold the Tax-Related Items (determined in the Company's reasonable discretion). No fractional shares of Stock will be withheld or issued pursuant to the issuance of Stock hereunder. Alternatively, the Company and/or your Employer may, in its discretion, withhold any amount necessary to pay the Tax-Related Items from your salary or other amounts payable to you, with no withholding in shares of Stock. In the event the withholding requirements are not satisfied through the withholding of shares of Stock or through your salary or other amounts payable to you, no shares of Stock will be issued upon vesting of the Award unless and until satisfactory arrangements (as determined by the Company or Employer) have been made by you with respect to the payment of any Tax-Related Items which the Company and your Employer determines, in its sole discretion, must be withheld or collected with respect to such Award. By accepting the grant of this Award, you expressly consent to the withholding of shares of Stock and/or cash as provided for hereunder. All other Tax-Related Items related to the Award and any Stock delivered in payment thereof are your sole responsibility.
14.    Employee Rights.
Nothing in this Award shall be construed to guarantee you any right of employment with the Company or any Subsidiary or to limit the discretion of any of them to terminate your employment at any time, with or without cause.
15.    Provisions of the Plan.
The provisions of the Plan are incorporated herein by reference, and all terms not otherwise defined herein shall have the meaning given to them in the Plan. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control. You acknowledge that you have received a copy of the Plan and a copy of the U.S. Prospectus for the Plan.
If the Award and the foregoing terms and conditions are acceptable to you, please sign the enclosed counterpart of this letter and return the same to the undersigned. By signing this letter, you acknowledge and agree that you are bound by the terms of the Agreement and the Plan.
16.    Compliance with Section 409A of the Code.
The provisions of this Award are intended to be exempt from, or compliant with, Section 409A of the Code, and shall be construed and interpreted consistently therewith. Notwithstanding the foregoing, the Company shall have no liability to you or to any other person if the Award is not so exempt or compliant. Each installment of the Award paid in accordance with paragraph 3 shall be treated as a separate payment for purposes of Section 409A of the Code.

17.    Miscellaneous
a)The grant of the Award is a one-time benefit and does not create any contractual or other right to receive an award or benefits in lieu of an award in the future.
b)The Company reserves the right to impose other requirements on the Award, any shares of Stock acquired pursuant to the Award, and your participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law or to facilitate the administration of the Plan. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

c)Your participation in the Plan is voluntary. The value of the Award is an extraordinary item of compensation and the Award is not part of your normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments.
d)The Company may, in its sole discretion, decide to deliver any documents related to the Award by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company, Equity Administrator or another third party designated by the Company.
e)By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Agreement and the Plan, and it shall be deemed to have been accepted by the Company.
f)You acknowledge and agree that it is your express intent that this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Award, be drawn up in English. If you have received the Agreement, the Plan or any other documents related to the Award translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.
g)Notwithstanding any provisions of this Agreement to the contrary, the Award shall be subject to any special terms and conditions for your country of residence (and country of employment, if different), as may be set forth in an applicable Addendum to the Agreement. Further, if you transfer residence and/or employment to another country reflected in an Addendum to the Agreement, the special terms and conditions for such country will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms are necessary or advisable in order to comply with local law or to facilitate administration of the Plan. Any such Addendum is hereby incorporated into, and forms a part of, this Agreement.

Exhibit I
2012 Performance-Based Restricted Stock Unit Awards

◦	Performance Period: The calendar year period commencing January 1, 2012 and ending on December 31, 2012.

◦
The number of units eligible to vest is based on 2012 GAAP ROE, adjusted in accordance with the Plan to reflect events (for example, but without limitation, acquisitions or dispositions, changes in accounting principles or interpretations, impairment charges) occurring during the Performance Period. The Total Vesting Percentage will be the 2012 Vesting Percentage (as determined under Table 1, using linear interpolation to adjust between percentage points and rounding up to the nearest one-tenth of one percent, as determined by the Company in its sole discretion.

◦	First installment to be paid between January 1, 2013 and April 30, 2013;
Second installment to be paid between January 1, 2014 and April 30, 2014;
Third installment to be paid between January 1, 2015and April 30, 2015;
Fourth installment to be paid between January 1, 2016 and April 30, 2016.

Table 1: 2012 Vesting Percentage

ROE Results (Average)	Vesting Percentage
≤0.0%	—%
>0% - 3.0%	30%
4.0%	44%
5.0%	58%
6.0%	72%
7.0%	86%
≥8.0%	100%